Exhibit 99.1

Sophiris Bio Reports Third Quarter Financial Results and Key Corporate Highlights

SAN DIEGO and VANCOUVER, British Columbia, November 9, 2017 – Sophiris Bio Inc. (NASDAQ: SPHS) (the “Company” or “Sophiris”), a biopharmaceutical company studying topsalysin (PRX302), a first-in-class pore-forming protein, in late-stage clinical trials for the treatment of patients with urological diseases, today reported financial results for the three and nine months ended September 30, 2017 and key corporate highlights.

Key Corporate Highlights:

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Update on Enrollment in Phase 2b Localized Prostate Cancer Study. Eight active clinical trial sites continue to schedule and dose the remaining handful of patients required to complete enrollment. The Company expects biopsy data from all patients dosed with the first administration of topsalysin to be available in the first half of 2018.

The Phase 2b study includes an option to re-treat patients with a second dose of topsalysin, with a targeted biopsy to occur 24 weeks following the second dose. The Company expects to have complete data on all patients who receive a second dose in the fourth quarter of 2018, assuming enrollment is completed as expected.

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Loan and Security Agreement with Silicon Valley Bank. On September 8, 2017, the Company and Silicon Valley Bank (“SVB”) entered into a Loan and Security Agreement pursuant to which SVB has agreed to lend the Company up to $10.0 million (subject to certain condition) in two term loans. On September 12, 2017, the Company borrowed $7.0 million from SVB under the Loan and Security Agreement.

“Execution of our Phase 2b clinical trial of topsalysin in localized prostate cancer is our priority," said Randall E. Woods, president and CEO of Sophiris. "Our clinical team together with our investigators are diligently identifying patients most likely to benefit from topsalysin.”

Financial Results:

At September 30, 2017, the Company had cash, cash equivalents and securities available-for-sale of $28.5 million and working capital of $27.5 million. The Company expects that its cash and cash equivalents will be sufficient to fund its operations to the middle of 2019. The Company is currently not planning on pursuing a second Phase 3 trial in benign prostatic hyperplasia, (BPH), unless the Company can secure a development partner to fund a new clinical trial or the Company obtains other financing.

For the three months ended September 30, 2017

The Company reported a net loss of $2.7 million or $(0.09) per share for the three months ended September 30, 2017 compared to a net loss of $4.3 million or $(0.17) per share for the three months ended September 30, 2016.

Research and development expenses

Research and development expenses were $1.6 million for the three months ended September 30, 2017 compared to $0.6 million for the three months ended September 30, 2016. The increase in research and development costs is primarily attributable to increases in the costs associated with the Company’s Phase 2b clinical trial for the focal treatment of localized prostate cancer, costs associated with manufacturing activities for topsalysin and, to a lesser extent, an increase in non-cash stock-based compensation expense. These increases are partially offset by decreases in personnel related costs.

General and administrative expenses

General and administrative expenses were $1.7 million for the three months ended September 30, 2017 compared to $3.0 million for the three months ended September 30, 2016. The decrease in general and administrative expense is primarily due to the inclusion of $1.4 million in offering costs which were allocated to warrants issued in our public offering completed in 2016. Also contributing to the decrease in general and administrative expense were decreases in costs associated with professional services and personnel related costs. These decreases are partially offset by increases in non-cash stock-based compensation and market research activities.

Gain (loss) on revaluation of the warrant liability

Gain on revaluation of the warrant liability was $0.7 million for the three months ended September 30, 2017 compared to a loss of $0.4 million for the three months ended September 30, 2016. Because these warrants may require the Company to pay the warrant holder cash under certain provisions of the warrant, the Company accounts for these warrants as a liability and the Company is required to calculate the fair value of these warrants each reporting date. The non-cash gain reported for this three months ended September 30, 2017 is associated with a reduction in the fair value of the Company’s warrant liability from June 30, 2017 to September 30, 2017 which is calculated using a Black-Scholes pricing model. Certain inputs utilized in the Company’s Black-Scholes fair value calculation may fluctuate in future periods based upon factors which are outside of the Company’s control. A significant change in one or more of these inputs used in the calculation of the fair value may cause a significant change to the fair value of the Company’s warrant liability, which could also result in a material non-cash gain or loss being reported in the Company’s consolidated statement of operations and comprehensive loss.

For the nine months ended September 30, 2017

The Company reported a net loss of $4.7 million or $(0.15) per share for the nine months ended September 30, 2017 compared to a net loss of $10.6 million or $(0.51) per share for the nine months ended September 30, 2016.

Research and development expenses

Research and development expenses were $4.2 million for the nine months ended September 30, 2017 compared to $2.5 million for the nine months ended September 30, 2016. The increase in research and development costs is primarily attributable to increases in the costs associated with the Company’s Phase 2b for the focal treatment of localized prostate cancer, costs associated with the manufacturing activities for topsalysin and, to a lesser extent, an increase in the non-cash stock-based compensation expense. These increases are partially offset by decreases in costs associated with the Company’s completed Phase 2a proof of concept clinical trial for low to intermediate risk prostate cancer and personnel related costs primarily related to our completed reduction in work force in 2016.

General and administrative expenses

General and administrative expenses were $4.4 million for the nine months ended September 30, 2017 compared to $5.6 million for the nine months ended September 30, 2016. The decrease in general and administrative expense is primarily due to the inclusion of $1.6 million in offering costs which were allocated to warrants issued in the Company’s public offering completed in 2016. Also contributing to the decrease in general and administrative expense were decreases in costs associated with professional services and personnel related costs. These decreases are partially offset by increases in non-cash stock-based compensation, market research activities and consulting expenses.

Gain (loss) on revaluation of the warrant liability

Gain on revaluation of the warrant liability was $3.9 million for the nine months ended September 30, 2017 as compared to a loss of $2.0 million for the nine months ended September 30, 2016. Because these warrants may require the Company to pay the warrant holder cash under certain provisions of the warrant, the Company accounts for these warrants as a liability and the Company is required to calculate the fair value of these warrants each reporting date. The non-cash gain reported for this nine months ended September 30, 2017 is associated with a reduction in the fair value of the Company’s warrant liability from December 31, 2016 to September 30, 2017 which is calculated using a Black-Scholes pricing model. Certain inputs utilized in the Company’s Black-Scholes fair value calculation may fluctuate in future periods based upon factors which are outside of the Company’s control. A significant change in one or more of these inputs used in the calculation of the fair value may cause a significant change to the fair value of the Company’s warrant liability, which could also result in a material non-cash gain or loss being reported in the Company’s consolidated statement of operations and comprehensive loss.

About Sophiris

Sophiris Bio Inc. is a late-stage clinical biopharmaceutical company developing topsalysin (PRX302) for the treatment of patients with urological diseases. Topsalysin is in Phase 2 clinical development for the focal treatment of localized prostate cancer as well as Phase 3 clinical development for the treatment of the lower urinary tract symptoms of benign prostatic hyperplasia (BPH). Topsalysin is a highly potent ablative agent that is selective and targeted in that it is only activated by enzymatically active PSA which is found in high concentrations in the transition zone of the prostate and in and around prostate tumor cells. More than 400 patients have received topsalysin, which continues to appear to be safe and well tolerated. For more information, please visit www.sophirisbio.com.

Certain statements included in this press release may be considered forward-looking, including the quote of Sophiris’ President and CEO, expectations about further development of topsalysin (PRX302), including the timing of expected results, statements about warrant liability and statements related to Sophiris’ liquidity or capital requirements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Some of the risks and uncertainties that could cause actual results, performance or achievements to differ include without limitation, risks associated with clinical development, including the risk that the enrollment of the Phase 2b study will not be completed when expected and that results will not be available when expected and risks that the results of the Phase 2b study will not replicate the results of the completed Phase 2 study of topsalysin for the treatment of localized low to intermediate risk prostate cancer or the study endpoint[s] will not be achieved, and other risks and uncertainties identified by Sophiris in its public securities filings with the SEC. All forward-looking statements are based on Sophiris’ current beliefs as well as assumptions made by and information currently available to Sophiris and relate to, among other things, anticipated financial performance, business prospects, strategies, regulatory developments, clinical trial results, market acceptance, ability to raise capital and future commitments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Due to risks and uncertainties, including the risks and uncertainties identified by Sophiris in its public securities filings; actual events may differ materially from current expectations. Sophiris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Peter Slover

Chief Financial Officer

(858) 777-1760

Corporate Communications Contact:

Jason Spark Canale Communications (619) 849-6005 jason@canalecomm.com

Sophiris Bio Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30,	December 31,
	2017	2016

Assets:

Current assets:

Cash and cash equivalents	$16,486	$12,800
Securities available-for-sale	12,027	16,201
Other receivables	62	128
Prepaid expenses	1,118	846

Total current assets	29,693	29,975

Property and equipment, net	3	4
Other long-term assets	-	19

Total assets	$29,696	$29,998

Liabilities and shareholders’ equity:

Current liabilities:

Accounts payable	$737	$459
Accrued expenses	1,484	1,762

Total current liabilities	2,221	2,221

Long-term promissory note	6,756	-
Warrant liability	9,491	13,396
Stock-based compensation liability	-	57

Total liabilities	18,468	15,674

Shareholders’ equity:

Common shares, unlimited authorized shares, no par value; 30,111,153 and 30,107,644 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	131,246	131,245
Contributed surplus	25,470	23,900
Accumulated other comprehensive gain	96	99
Accumulated deficit	(145,584)	(140,920)

Total shareholders’ equity	11,228	14,324

Total liabilities and shareholders’ equity	$29,696	$29,998

Sophiris Bio Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Operating expenses:
Research and development	$1,649	$624	$4,244	$2,531
General and administrative	1,685	3,043	4,422	5,564
Total operating expenses	3,334	3,667	8,666	8,095

Other income (expense):
Interest expense	(35)	(86)	(35)	(373)
Interest income	56	3	159	11
Gain (loss) on revaluation of warrant liability	670	(350)	3,905	(1,969)
Loss on early extinguishment of debt	-	(180)	-	(180)
Other expense, net	(11)	(4)	(27)	(11)
Total other income (expense), net	680	(617)	4,002	(2,522)

Net loss	$(2,654)	$(4,284)	$(4,664)	$(10,617)
Basic and diluted loss per share	$(0.09)	$(0.17)	$(0.15)	$(0.51)
Weighted average number of outstanding shares – basic and diluted	30,111	25,215	30,111	20,617

Source: Sophiris Bio Inc.